UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2010

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2010, the Board of Directors (“Board’) of Delta Air Lines, Inc. (“Delta”) elected Edward H. Bastian, the President of Delta, as a member of the Board of Delta.  Mr. Bastian will stand for re-election to the Board at Delta’s 2010 annual meeting of stockholders to be held on June 30, 2010.  As an employee director, Mr. Bastian will not be separately compensated as a director and is not expected to serve as a member of a Board committee.  Immediately prior to Mr. Bastian’s election, the Board increased its size to 13 members. Delta’s press release announcing the election of Mr. Bastian is filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press Release dated February 9, 2010, titled “Delta Air Lines Board of Directors names Edward H. Bastian as Newest Member”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/Leslie P. Klemperer
Date: February 9, 2010	Leslie P. Klemperer Vice President – Deputy General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated February 9, 2010, titled “Delta Air Lines Board of Directors names Edward H. Bastian as Newest Member”